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                                                                    EXHIBIT 23.2

The Board of Directors
Health Management Systems, Inc.:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

New York, New York
October 4, 1996